                                                                     EXHIBIT 2.1


                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement") is dated as of June 30, 2004, by and among Reva, Inc., a Colorado corporation (the "Company"), Blue Ocean Technologies, LLC, a Texas limited liability company ("BOT"), and OutBack Management Services, L.L.C., a Texas limited liability company ("OutBack").

         WHEREAS, BOT and OutBack collectively own all of the issued and outstanding common stock of Blue Ocean Wireless, Inc., a Texas corporation ("BOW"); and

         WHEREAS, the Company has expressed a desire to acquire all of the issued and outstanding common stock of BOW subject to the terms and conditions set forth in this Agreement; and

         WHEREAS, in consideration for such purchase, the Company has offered to sell and issue to BOT and OutBack an aggregate of 30,000,000 shares of the common stock of the Company.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, BOT and OutBack agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

         "Action" shall have the meaning ascribed to such term in Section
3.1(i).

         "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.

         "BOW Common Stock" means the common stock of BOW, $0.01 par value per share.

         "Closing" means the closing of the purchase and sale of the Company Common Stock and the BOW Common Stock pursuant to Section 2.1.

         "Closing Date" means the date of the Closing pursuant to Section 2.1 hereof.

         "Commission" means the Securities and Exchange Commission.

         "Company Common Stock" means the common stock of the Company, $0.01 par value per share, to be issued and sold hereunder.

         "Confidential Information" means all information concerning this Agreement (including, without limitation, in any exhibits or schedules hereto), the other Transaction Documents, the transactions contemplated hereby and thereby, other confidential information regarding the Company or BOW delivered in connection with the transactions and any information provided in response to any notice requirement or other disclosure delivered pursuant to the Transaction Documents.

         "Disclosure Schedule" means the Disclosure Schedule attached as Exhibit A hereto.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(n).

         "Liens" means a lien, charge, security interest, encumbrance or other restriction.

         "Material Adverse Effect" shall have the meaning ascribed to such term in Section 3.1(a).

         "Material Permits" shall have the meaning ascribed to such term in
Section 3.1(l).

         "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "SEC Documents" shall mean the SEC Reports, the press releases of the Company and registration statements of the Company filed with the Commission pursuant to the Securities Act (including any amendments thereto).

         "SEC Reports" shall have the meaning ascribed to such term in Section 3.1(g).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Trading Day" means (i) a day on which the Company Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or
(ii) if the Company Common Stock is not quoted on the OTC Bulletin Board, a day on which the Company Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Company Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

         "Trading Market" means the following service on which the Common Stock is quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

         "Transaction Documents" means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                                   ARTICLE II.
                                PURCHASE AND SALE

         2.1 Closing. Upon satisfaction of the conditions set forth in Section 2.2, the Company agrees to sell and issue (a) 27,000,000 shares of Company Common Stock to BOT and (b) 3,000,000 shares of Company Common Stock to OutBack Management, in consideration of the sale to the Company of all of the issued and outstanding shares of BOW Common Stock. BOT hereby agrees to sell to the Company the shares of BOW Common Stock owned by BOT, and OutBack hereby agrees to sell to the Company the shares of BOW Common Stock owned by OutBack, comprising in total 100% of the outstanding shares of common stock of BOW. The closing of the sale and purchase of the shares of Company Common Stock and the shares of BOW Common Stock under this Agreement (the "Closing") shall occur at the offices of Scheef & Stone, LLP, located at 5956 Sherry Lane, Suite 1400, Dallas, Texas 75225, or at such other location as the parties shall mutually agree, on June 30, 2004 (the "Closing Date").

         2.2 Closing Conditions.

                           (a) Conditions to BOT's and OutBack's Obligations.
                  The obligation of each of BOT and OutBack to purchase the shares of Company Common Stock at the Closing is subject to the fulfillment of the following conditions, any of which may be waived by BOT and OutBack:

                     (i) At the Closing, the Company shall deliver or cause to be delivered to BOT and OutBack, this Agreement duly executed by the Company;

                     (ii) All representations and warranties of the Company contained herein, as modified by the updated Disclosure Schedule delivered to BOT and OutBack on the Closing Date, shall remain true and correct in all material respects as of the Closing Date.

                     (iii) As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

                           (b) Conditions to Company's Obligations. The
                  obligation of the Company to sell and issue the Company Common Stock at the Closing is subject to the fulfillment to the satisfaction of the Company, at or prior to the Closing Date, of the following conditions, any of which may be waived by the
                  Company:

                     (i) At the Closing, each of BOT and OutBack shall deliver or cause to be delivered to the Company, this Agreement duly executed by each of BOT and OutBack;

                     (ii) All representations and warranties of each of BOT and OutBack contained herein shall remain true and correct in all material respects as of the Closing Date.

                     (iii) As of the Closing Date, there shall have been no Material Adverse Effect with respect to BOW since the date hereof.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. Except as set forth in the corresponding section of the Disclosure Schedule set forth as Exhibit A hereto, the Company hereby makes the following representations and warranties as of the date hereof to each of BOT and OutBack:

                           (a) Organization and Qualification. The Company is an
                  entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate or articles of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in
                  (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) adversely impair the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect").

                           (b) Authorization; Enforcement. The Company has the
                  requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, assuming the valid execution and delivery thereof by each of BOT and OutBack, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' and contracting parties rights generally.

                           (c) No Conflicts. The execution, delivery and
                  performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's certificate or articles of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt) to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

                           (d) Filings, Consents and Approvals. The Company is
                  not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) any filing with the Commission, and applicable Blue Sky filings, and (b) such other filings as may be required following the Closing Date under the Securities Act, the Exchange Act and state corporate law.

                           (e) Issuance of the Company Common Stock. The shares
                  of Company Common Stock are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

                           (f) Capitalization. The capitalization of the Company
                  is as described in the Company's most recent periodic report filed with the Commission, as supplemented by the Disclosure Schedule. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, which right has not been complied with prior to the Closing. The issuance and sale of the Company Common Stock will not obligate the Company to issue shares of its common stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                           (g) SEC Reports; Financial Statements. To the best of
                  the Company's knowledge, the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports" and, together with the Disclosure Schedule to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. To the best of the Company's knowledge, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods covered ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                           (h) Material Changes. Since January 1, 2004, (i)
                  there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) except as set forth on the Disclosure Schedule, the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the Commission any request for confidential treatment of information.

                           (i) Litigation. Except as disclosed in the SEC
                  Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the

                  Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) materially and adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Company Common Stock or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth on the Disclosure Schedule, neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                           (j) Labor Relations. Except as set forth on the
                  Disclosure Schedule, no material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

                           (k) Compliance. Except as disclosed in the SEC
                  Reports, the Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

                           (l) Regulatory Permits. The Company possesses all
                  certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business ("Material Permits"), except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

                           (m) Title to Assets. The Company has good and
                  marketable title in fee simple to all real property owned by it that is material to the businesses of the Company and good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. To the knowledge of the Company, any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

                           (n) Patents and Trademarks. To the knowledge of the
                  Company (without having conducted a patent search), the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the "Intellectual Property Rights") that are necessary or material for use in connection with its businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect, other than intellectual property rights generally available on commercial terms from other sources. The Company has not received a written notice that the Intellectual Property Rights used by the Company violate or infringe upon the rights of any Person. The Company has taken all steps reasonably required in accordance with sound business practice and sound business judgment to establish and preserve its ownership of such Intellectual Property.

                           (o) Insurance. The Company is insured by insurers of
                  recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                           (p) Internal Accounting Controls. The Company
                  maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within the Company, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the Form 10-Q for the quarter ended March 31, 2004 (such date, the "Evaluation Date"). The Company presented in its most recently filed Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

                           (q) Certain Fees. No brokerage or finder's fees or
                  commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due under any agreement or arrangement entered into by the Company in connection with the transactions contemplated by this Agreement.

                           (r) Investment Company. The Company is not, and is
                  not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (s) Listing and Maintenance Requirements. The Company
                  has not, in the 12 months preceding the date hereof, received notice from the OTC Bulletin Board to the effect that the Company is not in compliance with the requirements of the OTC Bulletin Board to maintain quotation or listing of the Common Stock.

                           (t) Application of Takeover Protections. To the
                  Company's knowledge, the Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any non-statutory control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate of incorporation or the laws of its state of incorporation that is or could become applicable to each of BOT and OutBack as a result of each of BOT and OutBack and the Company fulfilling their obligations under the Transaction Documents, including without limitation the Company's issuance of the Company Common Stock and the ownership of Company Common Stock by each of BOT and OutBack.

         3.2 Representations and Warranties of BOT. BOT hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

                           (a) Organization; Authority; Conflicts. BOT is an
                  entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by BOT of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of BOT. Each Transaction Document to which it is party has been duly executed by BOT, and when delivered by BOT in accordance with the terms hereof, will constitute the valid and legally binding obligation of BOT, enforceable against it in accordance with its terms. The execution, delivery and performance by BOT of this Agreement and compliance herewith and therewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of any mortgage, indenture, agreement, instrument, judgment, decree, order, law, rule or regulation or other restriction to which BOT is a party or by which it is bound, which violation, conflict, breach or default would have a material adverse effect upon the business or operations of BOT, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of BOT.

                           (b) Investment Intent. BOT understands that the
                  shares of Company Common Stock are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and BOT is acquiring its pro-rata portion of the shares of Company Common Stock as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such shares of Company Common Stock or any part thereof, has no present intention of distributing any of such shares of Company Common Stock and has no arrangement or understanding with any other persons regarding the distribution of such shares of Company Common Stock (this representation and warranty not limiting BOT's right to sell the shares of Company Common Stock in compliance with applicable federal and state securities laws). BOT does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the shares of Company Common Stock.

                           (c) Organization and Qualification of BOW. BOW is an
                  entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. BOW is not in violation of any of the provisions of its certificate or articles of incorporation or bylaws. BOW is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in) a material adverse effect on the results of operations, assets, business or financial condition of BOW (a "BOW Material Adverse Effect").

                           (d) Authorization; Enforcement. BOT has the requisite
                  corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by BOT and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of BOT and no further action is required by BOT in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by BOT and, when delivered in accordance with the terms hereof, assuming the valid execution and delivery thereof by each of the Company and Outback, will constitute the valid and binding obligation of BOT enforceable against BOT in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' and contracting parties rights generally.

                           (e) No Conflicts. The execution, delivery and
                  performance of the Transaction Documents by BOT and the consummation by BOT of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of BOT's certificate or articles of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a BOT debt) to which BOT is a party or by which any property or asset of BOT is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which BOT is subject, or by which any property or asset of BOT is bound or affected.

                           (f) Filings, Consents and Approvals. BOT is not
                  required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by BOT of the Transaction Documents.

                           (g) BOW Common Stock. The shares of BOW Common Stock
                  are duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

                           (h) Capitalization of BOW. The capitalization of BOW
                  is as set forth in its articles of incorporation. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, which right has not been complied with prior to the Closing.

                           (i) Material Changes. Since January 1, 2004, (i)
                  there has been no event, occurrence or development that has had or that could reasonably be expected to result in a BOW Material Adverse Effect, (ii) BOW has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in BOW's financial statements pursuant to GAAP, (iii) BOW has not altered its method of accounting, (iv) BOW has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) except as set forth on the Disclosure Schedule, BOW has not issued any equity securities to any officer, director or Affiliate.

                           (j) Litigation. There is no Action which (i)
                  materially and adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the BOW Common Stock or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a BOW Material Adverse Effect. Except as set forth on the Disclosure Schedule, neither BOW, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

                           (k) Labor Relations. Except as set forth on the
                  Disclosure Schedule, no material labor dispute exists or, to the knowledge of BOT, is imminent with respect to any of the employees of BOW which could reasonably be expected to result in a BOW Material Adverse Effect.

                           (l) Compliance. BOW (i) is not in default under or in
                  violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by BOW under), nor has BOW received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a BOW Material Adverse Effect.

                           (m) Regulatory Permits. BOW possesses all Material
                  Permits, except where the failure to possess such permits would not have or reasonably be expected to result in a BOW Material Adverse Effect, and BOW has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

                           (n) Title to Assets. BOW has good and marketable
                  title in fee simple to all real property owned by it that is material to the businesses of BOW and good and marketable title to all personal property owned by it that is material to the business of BOW, free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by BOW and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. To the knowledge of BOT, any real property and facilities held under lease by BOW are held by it under valid, subsisting and enforceable leases with which BOW is in compliance.

                           (o) Patents and Trademarks. To the knowledge of BOT
                  (without having conducted a patent search), BOW has, or has rights to use, all Intellectual Property Rights that are necessary or material for use in connection with its business and which the failure to so have could have or reasonably be expected to result in a BOW Material Adverse Effect, other than intellectual property rights generally available on commercial terms from other sources. Neither BOT nor BOW has received a written notice that the Intellectual Property Rights used by BOW violate or infringe upon the rights of any Person. BOW has taken all steps reasonably required in accordance with sound business practice and sound business judgment to establish and preserve its ownership of such Intellectual Property.

                           (p) Insurance. BOW is insured by insurers of
                  recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which BOW is engaged. BOT has no reason to believe that BOW will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                           (q) Certain Fees. No brokerage or finder's fees or
                  commissions are or will be payable by BOT to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due under any agreement or arrangement entered into by BOT in connection with the transactions contemplated by this Agreement.

         3.3 Representations and Warranties of OutBack. OutBack hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

                           (a) Organization; Authority; Conflicts. OutBack is an
                  entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by OutBack of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of OutBack. Each Transaction Document to which it is party has been duly executed by OutBack, and when delivered by OutBack in accordance with the terms hereof, will constitute the valid and legally binding obligation of OutBack, enforceable against it in accordance with its terms. The execution, delivery and performance by OutBack of this Agreement and compliance herewith and therewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of any mortgage, indenture, agreement, instrument, judgment, decree, order, law, rule or regulation or other restriction to which OutBack is a party or by which it is bound, which violation, conflict, breach or default would have a material adverse effect upon the business or operations of OutBack, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of OutBack.

                           (b) Investment Intent. OutBack understands that the
                  shares of Company Common Stock are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and OutBack is acquiring its pro-rata portion of the shares of Company Common Stock as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such shares of Company Common Stock or any part thereof, has no present intention of distributing any of such shares of Company Common Stock and has no arrangement or understanding with any other persons regarding the distribution of such shares of Company Common Stock (this representation and warranty not limiting OutBack's right to sell the shares of Company Common Stock in compliance with applicable federal and state securities laws). OutBack does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the shares of Company Common Stock.

                                   ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 Transfer Restrictions.

                           (a) The Company Common Stock may only be disposed of
                  in compliance with state and federal securities laws. In connection with any transfer of Company Common Stock other than pursuant to a sale under an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Company Common Stock under the Securities Act.

                           (b) BOT and OutBack agree to the imprinting, so long
                  as is required by this Section 4.1(b), of a legend on any of the Company Common Stock substantially in the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                           (c) Certificates evidencing the Company Common Stock
                  shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following any sale of such Company Common Stock pursuant to Rule 144, or (ii) if such Company Common Stock is eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than seven Trading Days following the delivery to the Company or (with concurrent notice to the Company) the Company's transfer agent of a certificate representing Company Common Stock issued with a restrictive legend (together with any documentation required in the Company's reasonable judgment to establish the facts permitting the removal of legends hereunder) (such date, the "Legend Removal Date"), deliver or cause to be delivered a certificate representing such Company Common Stock that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

         4.2 Furnishing of Information. As long as either of BOT or OutBack owns shares of Company Common Stock, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of either of BOT or OutBack, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as either of BOT or OutBack owns Company Common Stock, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to BOT and OutBack and make publicly available in accordance with Rule 144 such information as is required for BOT and OutBack to sell the Company Common Stock under Rule 144. The Company further covenants that it will take such further action as either of BOT or OutBack may reasonably request, all to the extent required from time to time to enable BOT and/or OutBack to sell such Company Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         4.3 Quotation/Listing of Common Stock. The Company hereby agrees to use its reasonable best efforts to maintain the quotation or listing of the Company Common Stock on the OTC Bulletin Board. The Company further agrees, if the Company applies to have the Company Common Stock traded on any other Trading Market, it will include in such application the Company Common Stock, and will take such other action as is necessary to cause the Company Common Stock to be listed on such other Trading Market as promptly as possible. The Company will take commercially reasonable actions necessary to continue the quotation or listing of the Company Common Stock on the OTC Bulletin Board and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the OTC Bulletin Board.

         4.4 Confidentiality. Each of BOT and OutBack agrees with the Company to keep strictly confidential all Confidential Information. Each of BOT and OutBack understands that the Confidential Information is strictly confidential and proprietary to the Company and has been prepared, in large part, from the Company's publicly available documents and other information and is being submitted to each of BOT and OutBack solely for their confidential use. Each of BOT and OutBack hereby acknowledges that it is prohibited from reproducing and/or distributing the Confidential Information, or any other offering materials or other information provided by the Company in connection with their consideration of an investment in the Company, in whole or in part, or divulging or discussing any of their contents to third parties. Further, each of BOT and OutBack understands that the existence and nature of all conversations and presentations, if any, regarding the Company and the Transaction Documents must be kept strictly confidential. Each of BOT and OutBack understands that United States Federal and state securities laws impose restrictions on trading based on information regarding the transactions contemplated by the Transaction Documents. In particular, each of BOT and OutBack hereby acknowledges that disclosure of information regarding the transactions contemplated in the Transaction Documents or the disclosure of other Confidential Information may cause the Company to violate Regulation FD and agrees not to engage in any such unauthorized disclosure. The restrictions in this subsection shall survive until the earlier of (i) two (2) years after the Closing Date and (ii) such time as such Confidential Information is publicly disclosed by the Company.

                                   ARTICLE V.
                                  MISCELLANEOUS

         5.1 Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

         5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 5 p.m. (Dallas, Texas time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto on a day that is not a Trading Day or later than 5 p.m. (Dallas, Texas time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

         5.4 Amendments; Waivers. Without the written consent of each of the parties hereto, the terms of this Agreement may not be waived or amended. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

         5.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Dallas, Texas. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Dallas, Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         5.8 Survival. The representations and warranties contained in Section
3.1 and 3.2 shall survive the Closing and the delivery and exercise of the Securities, as applicable for a period of one (1) year. The agreements and covenants contained herein and in the Transaction Documents shall survive the Closing, as to each Purchaser, until such Purchaser no longer holds any Securities (except for such provisions with a stated duration which will survive for such duration).

         5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         5.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                            (Signature Page Follows)

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BLUE OCEAN TECHNOLOGIES, LLC                 Address for Notice:



                                             Blue Ocean Technologies, LLC
                                             2705 Canton Street
By:                                          Dallas, TX  75226
   ---------------------------------
Name: Kit Chambers                           Attn:  Kit Chambers

Title:  President                            Tel: (469) 227-7806
                                             Fax: (469) 227-7955

OUTBACK MANAGEMENT
 SERVICES, L.L.C.                            Address for Notice:

                                             OutBack Management Services, L.L.C.
                                             1318 Oak Drive
By:                                          Flower Mound, TX 75028
   ---------------------------------
Name: John Mills                             Attn:  John Mills

Title: Member                                Tel: (972) 346-6317
                                             Fax: (208) 248-8745


REVA, INC.                                   Address for Notice:

                                             Reva, Inc.
                                             212 North Oak Street, Suite A
By:                                          Roanoke, TX  76262
   ---------------------------------
Name:  James E. Ontiveros                    Attn:  James E. Ontiveros

Title:  Chief Executive Officer              Tel: (817) 491-8385
                                             Fax: (817) 491-1190

                                    EXHIBIT A

                               DISCLOSURE SCHEDULE


                                       20